EXHIBIT 3.1.4


                              TRAILER BRIDGE, INC.

                                  AMENDMENT TO

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES B PREFERRED STOCK

                            -------------------------

         Pursuant to Section 242 of the Delaware General Corporation Law

         The undersigned officer hereby certifies that:

         A. He is the duly elected and acting Chief Executive Officer of TRAILER BRIDGE, INC., a Delaware corporation (the "Corporation").

         B. On August 12, 2002, the Corporation filed with the Delaware Secretary of State a Certificate of Designations of Series B Preferred Stock (the "Designation") creating a series of 20,379 shares of preferred stock, par value $0.01 per share, designated as the "Series B Preferred Stock."

         C. Pursuant to resolutions duly adopted by the directors of the Corporation as of June 26, 2002, the Chief Executive Officer and the General Counsel of the Corporation were authorized and directed to file resolutions designating the Series B Preferred Stock and to make any and all amendments thereto necessary in order to allow for the continued listing of the Corporation's Common Stock on the Nasdaq National Market.

         D. Pursuant to such authority, on September 13, 2002, the Chief Executive Officer and the General Counsel of the Corporation adopted a resolution deleting the right to appoint directors from the Designation in order to bring the Designation into compliance with Nasdaq's voting rights policy.

         E. Pursuant to Section 9(a) of the Designation, on September 13, 2002, the sole holder of the Series B Preferred Stock consented to such amendment by written consent.

         NOW, THEREFORE, the Designation is hereby amended as follows:

         1. Section 3(c) ("Right to Appoint Directors") is hereby deleted in its entirety from the Designation.

         2. Except as amended hereby, the provisions of the Designation shall remain in full force and effect.



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         IN WITNESS WHEREOF, Trailer Bridge, Inc. has caused this amendment to the Designation to be signed by its Chief Executive Officer as of the 13th day of September, 2002.

                                       TRAILER BRIDGE, INC.


                                       By:     /s/ JOHN D. MCCOWN
                                          --------------------------------------
                                               John D. McCown
                                               Chief Executive Officer





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